Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com
February 11, 2010
AIM Investment Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

Re:	AIM Investment Funds
Registration Statement on Form N-1A
Ladies and Gentlemen:
     We have acted as counsel to AIM Investment Funds, a statutory trust organized under the laws of the State of Delaware (the “Trust”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, series management investment company.
     This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 90 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 91 to such Registration Statement under the 1940 Act (the “Registration Statement”), relating to, among other matters, the registration of an indefinite number of shares of beneficial interest, par value $0.01 per share (the “Shares”), of the series/portfolios, and classes thereof, of the Trust identified on Exhibit A (each a “Fund” and collectively, the “Funds”).
     In connection with giving this opinion, we have examined copies of the Trust’s Amended and Restated Certificate of Trust, as filed with the Secretary of State of Delaware, Amended and Restated Agreement and Declaration of Trust, as amended (the “Trust Agreement”), Amended and Restated Bylaws of the Trust, as amended (the “Bylaws”), resolutions of the Board of Trustees of the Trust adopted by consent on November 12, 2009 and at meetings held on December 1-2, 2009 (the “Resolutions”), and a Good Standing Certificate dated February 9, 2010, from the Secretary of State of Delaware, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

AIM Investment Funds
February 11, 2010

     We have assumed the following for purposes of this opinion:
a)	The Trust will remain a valid and existing statutory trust under the laws of the State of Delaware.

b)	The provisions of the Trust Agreement and the Bylaws relating to the issuance of the Shares will not be modified or eliminated.

c)	The Resolutions will not be modified or withdrawn and will be in full force and effect on the date of each issuance of the Shares.

d)	The Shares will be issued in accordance with the Trust Agreement, the Bylaws and the Resolutions.

e)	The registration of an indefinite number of the Shares will remain effective.

f)	Each of the Shares will be sold for the consideration described in the then current prospectus and statement of additional information of the Funds and the consideration received by the Trust will in each event be at least equal to the net asset value per share of such Shares.
     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.
     Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold, issued and paid for as described in the then current prospectuses and statements of additional information for the Funds, will be validly issued, fully paid and nonassessable.
     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended, excluding securities or “blue sky” laws of the State of Delaware.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name and to the reference to our

AIM Investment Funds
February 11, 2010

firm under the caption “Investment Advisory and Other Services — Other Service Providers - Counsel to the Trust” in the Statement of Additional Information for the Funds, which is included in the Registration Statement.

Very truly yours, STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ E. Carolan Berkley
E. Carolan Berkley, a Partner

EXHIBIT A
AIM Investment Funds

Invesco Alternative Opportunities Fund	Invesco Commodities Alpha Fund
Class A	Class A
Class C	Class B
Class R	Class C
Class Y	Class R
Institutional Class	Class Y
Institutional Class

Invesco FX Alpha Plus Strategy Fund	Invesco FX Alpha Strategy Fund
Class A	Class A
Class C	Class C
Class R	Class R
Class Y	Class Y
Institutional Class	Institutional Class

Invesco Global Advantage Fund	Invesco Global Dividend Growth Securities Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco Health Sciences Fund	Invesco International Growth Equity Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco Pacific Growth Fund	Invesco Van Kampen Emerging Markets Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class R	Class Y
Class Y	Institutional Class

A-1

Invesco Van Kampen Global Bond Fund	Invesco Van Kampen Global Equity Allocation Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class R	Class Y
Class Y

Invesco Van Kampen Global Franchise Fund	Invesco Van Kampen Global Tactical Asset Allocation Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class R
Class Y
Institutional Class

Invesco Van Kampen International Advantage Fund	Invesco Van Kampen International Growth Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class R
Class Y
Institutional Class

A-2